U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 16, 1998

                             TRIANGLE BANCORP, INC.

                   NORTH CAROLINA                           0-21346
(STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)

                                   56-1764546
                       (IRS EMPLOYER IDENTIFICATION NO.)


              4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA 27612
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (919) 881-0455

Item 5.  Other Information


As previously reported, Triangle Bancorp, Inc. ("Triangle") announced that on October 16, 1997, Triangle executed an Agreement and Plan of Reorganization and Merger with Guaranty State Bancorp ("Guaranty") and its subsidiary, Guaranty State Bank, whereby Guaranty would be merged into Triangle and Guaranty State Bank would be merged into Triangle's subsidiary, Triangle Bank. The merger of Guaranty into Triangle occurred on April 16, 1998.

As a result of the merger with Guaranty, which was accounted for as a pooling-of-interests, the financial statements of Triangle have been restated. Attached as an exhibit hereto are supplemental consolidated financial statements of Triangle as of December 31, 1997 and 1996, and for each of the three years ended December 31, 1997, 1996 and 1995.

Item 7.  Financial Statements and Exhibits

23       Consent of Coopers & Lybrand L.L.P.

27       Financial Data Schedule

99(a) Supplemental Consolidated Financial Statements of Triangle Bancorp, Inc.
      and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Triangle Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TRIANGLE BANCORP, INC.
                                                         (Registrant)

Date     June 17, 1998                             By: Debra L. Lee
                                                       Chief Financial Officer

                                 EXHIBIT INDEX

23       Consent of Coopers & Lybrand L.L.P.

27       Financial Data Schedule

99(a) Supplemental Consolidated Financial Statements of Triangle Bancorp, Inc.
      and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, 1996 and 1995.